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                                                                   Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated March 15, 1999, included in this Annual Report on Form 10-K/A, into Premiere Technologies, Inc.'s previously filed Registration Statements (Files Nos. 333-11281, 333-17593, 333-29787, 333-36557, 333-39693, 333-52357, 333-
79599, 333-87635 and 333-89891). It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.

/s/ Arthur Andersen LLP

Atlanta, Georgia
January 13, 2000